Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements of Forms S-3 (No. 333-229895, No. 333-228432, No. 333-274013, and No. 333-274021) and Forms S-8 (No. 333-153138, No. 333-217719, No. 333-221900, No. 333-221915, No. 333-275289, No. 333-275642, No. 333-288054 and No. 333-280143) of Astrana Health, Inc. of our report dated February 12, 2025, relating to the combined and consolidated financial statements of PHP Holdings, LLC & Rhode Island Market, which appears in this Form 8-K.

/s/ BDO USA, P.C.

Costa Mesa, California

September 11, 2025